Exhibit 10.10

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EWC VENTURES, LLC
(a Delaware limited liability company)

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [●], (this “Agreement”), OF EWC VENTURES, LLC (the “Company”) by and among the Company and the Persons recorded as Members on the Register of Members of the Company, amends and restates the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 15, 2020 and effective as of May 7, 2020 (the “Prior Agreement”). Certain defined terms as used herein shall have the meanings set forth in Article 11.

BACKGROUND

WHEREAS, on December 12, 2012, (i) the Company was formed by filing a Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, as heretofore or hereafter amended (the “Act”), and (ii) the original members of the Company entered into a written agreement pursuant to the Act governing the affairs of the Company and the conduct of its business (the “Initial Agreement”);

WHEREAS, on March 22, 2013, the Company and all then-current members amended and restated the Initial Agreement by entering into that certain Amended and Restated Limited Liability Company Agreement (as amended June 26, 2013, September 18, 2013, June 25, 2014 and October 20, 2014, the “First A&R Agreement”);

WHEREAS, on September 25, 2018, the Company amended and restated the First A&R Agreement by entering into that certain Second Amended and Restated Limited Liability Company Agreement (the “Second A&R Agreement”);

WHEREAS, on May 7, 2020 the Board of Managers of the Company amended and restated the Second A&R Agreement by approving that certain Third Amended and Restated Limited Liability Company Agreement (the “Third A&R Agreement”);

WHEREAS, on June 15, 2020, the Board of Managers of the Company amended and restated the Third A&R Agreement by approving the Prior Agreement, effective as of May 7, 2020;

WHEREAS, pursuant to the terms of the Reorganization Agreement, dated as of the date hereof (the “Reorganization Agreement”), by and among the Company, European Wax Center, Inc. (“Pubco”) and the other Persons identified therein, the parties thereto have agreed to consummate the reorganization of the Company and to take the other actions contemplated in the Reorganization Agreement;

WHEREAS, in accordance with Section 13.1 of the Prior Agreement, the requisite Members desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement and, by their execution and delivery of this Agreement and the Management Holdco Equity Agreements, as applicable, such requisite Members have evidenced their authorization and approval of the terms of this Agreement; and

WHEREAS, as of the date hereof, the Board (as defined in the Prior Agreement) has adopted and approved the terms of this Agreement and has authorized the Company to enter into and perform its obligations under this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

Article 1
FORMATION, PURPOSE AND DEFINITIONS

1.1              Establishment of Limited Liability Company. The Company was formed upon the filing of the initial Certificate of Formation with the Secretary of State of the State of Delaware on December 12, 2012, pursuant to the Act. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Act) of the Company. The Company hereby agrees to execute and file any required amendments to the Certificate of Formation and shall do all other acts requisite for the constitution of the Company as a limited liability company under the laws of the State of Delaware.

1.2              Name. Pursuant to the terms of this Agreement, the Members intend to carry on a business for profit under the name “EWC Ventures, LLC.” The Company may conduct its activities under any other permissible name designated by the Managing Member. The Managing Member shall be responsible for complying with any registration requirements if an alternative name is used.

1.3              Principal Place of Business of the Company. The principal place of business of the Company shall be located at such location as the Managing Member may, from time to time, determine. The registered agent for the service of process and registered office of the Company shall be Corporate Creations Network Inc., 3411 Silverside Road, Tatnall Building #104, Wilmington, County of New Castle, Delaware 19810. The Managing Member may, from time to time, change such registered agent and registered office, by appropriate filings as required by law.

1.4              Purpose; Powers. The purposes of the Company shall be to directly or indirectly own and exercise rights with respect to the ownership interests in (and the subsequent sale, disposition or liquidation of) direct and indirect Subsidiaries of the Company and the properties and assets (the “Properties”) leased, owned or operated thereby and to carry on any other lawful purposes or activities that are not prohibited by the Act. Subject to the Act and this Agreement, the Managing Member on behalf of the Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish such purpose and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act that are consistent with such purpose.

1.5              Duration. Unless the Company shall be earlier terminated in accordance with Article 8, it shall continue in existence in perpetuity.

1.6              Other Activities of Members. Without limiting the generality of Section 10.7, subject to Section 5.2(c), each of the Members may engage in or possess an interest in other business ventures of any nature, whether or not similar to or competitive with the activities of the Company or any of the Subsidiaries (collectively, the “Company Group”), except to the extent otherwise expressly agreed to by a Member (or any Affiliate or, in the case of a trust, trustee or beneficiary thereof) pursuant to an employment agreement or any other agreement with the Company or any of its Affiliates to which such Member is a party.

1.7              Partnership Tax Status. The Members intend that the Company shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

Article 2
UNITS; CAPITAL CONTRIBUTIONS;

2.1              Units.

(a)               Effective upon the date hereof, Pubco has been admitted to the Company as the Managing Member and, pursuant to Section 2.1(b)(viii) of the Reorganization Agreement, the Company hereby reclassifies all Class A Units, Class B Units, Class C Units and Class D Units outstanding as of immediately following the Pricing into a number of Common Units (rounded up or down to the nearest whole number) having a value equal to the amount that would have been distributed in respect thereof pursuant to Section 6.4(b) of the Prior Agreement had the Company been liquidated on the date of the Pricing and had gross proceeds from such liquidation been distributed to the Members pursuant to Section 6.4(b) of the Prior Agreement in an aggregate amount equal to the total equity value of all Class A Units, Class B Units, Class C Units and Class D Units that is implied by the public offering price per share of Class A Common Stock in the IPO (with respect to each Class A Unit, Class B Unit, Class C Unit or Class D Unit, its “Hypothetical Liquidation Value”), such number of Common Units are set forth on Exhibit A.

(b)               Effective upon the date hereof, pursuant to the terms of the Management Holdco Equity Agreements, Management Holdco has recapitalized the Management Holdco Interests (whether vested or unvested) held by each respective Management Holdco Partner into a corresponding number of Holdco Common Units in respect of each Common Unit that Management Holdco holds in the Company attributable to such Management Holdco Partner.

(c)               After giving effect to the transactions described in Section 2.1(a) and Section 2.1(a), each of the Persons listed on the Register of Members attached hereto as Exhibit A delivered to the GA Members concurrently with the execution of this Agreement (the “Register of Members”) owns the number of Common Units set forth opposite such Member’s name on Exhibit A and shall be credited with the Reorganization Date Capital Account Balance set forth on Exhibit A. As soon as reasonably practicable following the execution of this Agreement, the Company shall provide written notice to each Member setting forth the Hypothetical Liquidation Value attributable to the Class A Units, Class B Units, Class C Units and/or Class D Units previously held thereby and the resulting number of Common Units then owned thereby. The Register of Members shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement and, upon any subsequent update to the Register of Members, the Managing Member shall deliver a copy of such updated Register of Members to the GA Members. When any Units are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Register of Members shall be amended by the Managing Member to reflect such issuance, repurchase, redemption, conversion or Transfer, the admission of additional Members and the resulting Tax Allocation Percentages and Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(d)               The Managing Member may cause the Company to authorize and issue from time to time such other Units of any type, class or series and having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to the Incentive Plan, with respect to Persons employed by or otherwise performing services for the Company or any of the Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units are authorized and issued, the Register of Members and this Agreement shall be amended by the Managing Member to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their Common Units.

(e)               Unvested Common Units shall be subject to the terms of the Incentive Plan and/or the Management Holdco Equity Agreements, and the Managing Member shall have sole and absolute discretion to interpret and administer the Incentive Plan and/or the Management Holdco Equity Agreements and to adopt such amendments thereto or otherwise determine the terms and conditions of such Unvested Common Units in accordance with this Agreement, the Incentive Plan and/or the Management Holdco Equity Agreements. Distributions shall not be made in respect of Unvested Common Units. Unvested Common Units that fail to vest and are forfeited by the applicable Member shall cease to be outstanding and shall not be entitled to any distributions pursuant to Section 4.1.

2.2              Capital Contributions.

(a)               Except as provided in the Act and this Agreement, the Members may, but shall not be required to, make additional Capital Contributions to the Company or restore any deficit. The receipt by the Members from the Company of any distributions whatsoever (whether pursuant to Section 4.1 or otherwise and whether or not such distributions may be considered a return of capital) shall not obligate the Members to make any additional Capital Contributions. No Member shall have the right or obligation to make additional Capital Contributions to the Company at any time, even if the Managing Member determines pursuant to Section 2.2(b) that the Company needs additional capital.

(b)               If, from time to time, the Managing Member determines in its discretion that the Company (or any of its direct or indirect Subsidiaries) needs additional capital, the Managing Member may request (i) that the Members make additional Capital Contributions to the Company pro rata in proportion to each such Member’s respective Percentage Interest or otherwise as determined by the Managing Member or (ii) that additional Members admitted to the Company in accordance with this Agreement make additional Capital Contributions.

(c)               In consideration of the Capital Contributions, the Company may, in the discretion of the Managing Member, issue new Common Units or Units of any other class with such rights (including distribution rights) as the Managing Member shall determine in its sole discretion, to the Members and the new Members making such additional Capital Contributions.

2.3              Limitation of Liability of Member. No Members shall have any liability or obligation for any of the debts, liabilities, expenses or other obligations of the Company, or of any agent or employee of the Company, except as may be expressly required by this Agreement or applicable law.

2.4              Loans. If a Member makes, upon the request of the Managing Member, any loans to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the Capital Contribution of such Member. Interest shall accrue on any such loan as determined in the discretion of the Managing Member based upon prevailing market conditions.

Article 3
ALLOCATION OF PROFITS AND LOSSES

3.1              Capital Accounts. The Company shall maintain for each Member an account to be designated as such Member’s “Capital Account”. The Company shall also maintain sub-capital accounts with respect to each Member that holds more than one class of Units. Each Member’s Capital Account shall be the sum of the sub-capital accounts of all classes of Units held by each such Member. Each Member’s Capital Account shall be maintained and adjusted in accordance with federal income tax principles as specified in Regulations promulgated under Section 704(b) of the Code. Without limiting the generality of the foregoing, each Member’s Capital Account (x) shall be increased by such Member’s Capital Contributions in cash, the agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and all items of Company income and gain not included in Profits and Losses allocated to such Member pursuant this Agreement; (y) shall be decreased by the amount of cash distributed to such Member, the agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), and all items of Company deduction and loss not included in Profits and Losses and allocated to such Member pursuant to this Agreement; and (z) shall be increased or decreased, as applicable, in respect of all Profits and Losses allocated to such Member pursuant to this Agreement. At the election of the Managing Member, the value of the Company property shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of Company property (i) in connection with either (a) a contribution of money or other property (other than a de minimis amount) to the Company by a new or existing Member as consideration for an interest in the Company, (b) the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company, or (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a partner capacity or in anticipation of being a partner; or (ii) as otherwise permitted under such Regulations.

3.2              Allocation of Profits and Losses. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 3.3(a), Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Tax Allocation Percentages. Notwithstanding the foregoing, the Managing member shall make such adjustments to the Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

3.3              Special Allocations and Tax Allocations.

(a)               Special Allocations. The provisions of Sections 3.1, 3.2, 8.2, this Section 3.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In furtherance of the foregoing, the provisions of Section 704 of the Code and the Regulations thereunder addressing qualified income offset, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)), are hereby incorporated by reference. To the extent special allocations are required to be made pursuant to this Section 3.3(a), they shall be offset as quickly as possible by other allocations (including other special allocations pursuant to this Section 3.3(a) if permissible) so that the parties are allocated the same amounts on an aggregate basis as if this Section 3.3(a) were not included in this Agreement. Should the statutory and regulatory provisions described in this Section 3.3 be amended, to the extent that such amendments are applicable to this Agreement, the affected provisions of this Agreement shall be interpreted and applied in accordance with such amended provisions. In addition, the Members’ share of the debt of the Company shall be determined in accordance with Section 752 of the Code and the Regulations promulgated thereunder, as reasonably determined by the Managing Member. The Managing Member shall be authorized to make appropriate amendments to the allocations set forth in Section 3.2 and this Section 3.3 if necessary in order to comply with Section 704 of the Code or applicable Regulations thereunder.

(b)               Tax Allocations. For U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its corresponding item of book income, gain, loss or deduction is allocated pursuant to this Article 3, except as otherwise provided in the following sentence. In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company and with respect to reverse Section 704(c) allocations described in Regulations Section 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value or its Gross Asset Value determined pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Gross Asset Value) using the traditional method under Regulations Section 1.704-3(b). Allocations pursuant to this Section 3.3(b) shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits and Losses pursuant to any provision of this Agreement.

3.4              Allocation in Event of Transfer. If any Units are transferred in accordance with Article 6 hereof, to the extent consistent with Section 706 of the Code and the applicable Regulations, there shall be allocated to each Member who held the transferred Units during the fiscal year of transfer the product of (a) the Company’s Profits and Losses allocable to such transferred Unit for such fiscal year and (b) a fraction, the numerator of which is the number of days the Member has held the Units and the denominator of which is the total number of days in such fiscal year; provided, however, that the Managing Member may, in its discretion, allocate such Profits and Losses by closing the books of the Company immediately after the transfer of such Units or using any other reasonable method permitted by Section 706 of the Code and applicable Regulations as determined by the Managing Member. Such allocation shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred Units to the extent consistent with Section 706 of the Code and the Regulations thereunder. As of the date of such transfer, the Transferee shall succeed to the Capital Account of the transferor Member with respect to the transferred Units.

Article 4
DISTRIBUTIONS

4.1              Amounts and Priority of Distributions.

(a)               Distributions Generally. Except as otherwise provided in Section 4.1(d) and Section 8.2, distributions shall be made to the Members as set forth in this Section 4.1, at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(b)               Distributions to the Members. Subject to Sections 4.1(c) and 4.1(d), distributions shall be made to the Members in proportion to their respective Percentage Interests.

(c)               Pubco Distributions. Notwithstanding the provisions of Section 4.1(b), the Managing Member, in its sole discretion, may authorize that (i) cash be paid to Pubco (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 7.2(b), and (ii) to the extent that the Managing Member determines that expenses or other obligations of Pubco are related to its role as the Managing Member or the business and affairs of Pubco that are conducted through the Company or any of the Subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to Pubco (which distributions shall be made without pro rata distributions to the other Members) in amounts required for Pubco to pay (A) operating, administrative and other similar costs incurred by Pubco, including payments in respect of Indebtedness of Pubco or the Company Group and preferred stock, to the extent the proceeds are used or will be used by Pubco to pay expenses or other obligations described in this clause (ii) (in either case (without limiting the Company’s obligations under Section 7.1) only to the extent economically equivalent Indebtedness of the Company Group or equity securities of the Company were not issued to Pubco), payments representing interest with respect to payments not made when due under the terms of a Tax Receivable Agreement and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any income tax liabilities of Pubco), (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco or its directors or officers, (C) fees and expenses related to any securities offering, loan agreement, investment or acquisition transaction (whether or not successful) authorized by the board of directors of Pubco (including any (I) underwriters discounts or commissions, (II) commitment, arrangement, syndicate, facility, upfront, closing, ticking, escrow, agency, breakage or similar fees, and (III) interest or dividend expense for escrowed securities), (D) the amounts needed by Pubco to satisfy its obligations under the Purchase Agreements to the extent that the amounts received by Pubco upon the exercise of the underwriters’ overallotment option in the IPO are not sufficient and (E) other fees and expenses in connection with the maintenance of the existence of Pubco (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions made under this Section 4.1(c) may not be used to pay or facilitate dividends or distributions on the Pubco Common Stock and must be used solely for one of the express purposes set forth under clause (i) or (ii) of the immediately preceding sentence.

(d)               Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, for each fiscal year, the Company, subject to the Company having cash available in the judgment of the Managing Member and to the extent permitted by applicable law and consistent with the Company's obligations to its creditors as reasonably determined by the Managing Member, make a distribution or distributions (a "Tax Distribution") to the Members based on the number of Common Units held on the record date for the Tax Distribution at such times as will permit the Members to pay their taxes (including estimated taxes) sufficient so that each Member receives an amount that is at least equal to its Income Tax Liability, calculated separately with respect to each Member, with respect to the fiscal year. The Tax Distributions made to Members pursuant to this Section 4.1(d) shall not be treated as advance distributions and shall not reduce the amount of any distribution subsequently distributable to Members under Section 4.1(b) (including by reason of the application of Section 8.2). For the avoidance of doubt, all Tax Distributions made pursuant to this Section 4.1(d) shall be made on a pro rata basis in accordance with Tax Allocation Percentages.

(e)               Pre-IPO Tax Distribution. Notwithstanding Section 4.1(b), before any other distributions are distributed to the Members by the Company, unless already made prior to the date hereof, the Company shall distribute to certain Members and former Members an amount of cash sufficient to fund tax obligations of such Members and former Members for periods prior to the date hereof.

(f)              No Distributions with Respect to Unvested Common Units. A Member holding an Unvested Common Unit shall only be entitled to receive a distribution in respect of such Unvested Common Unit in an amount equal to the applicable portion of the Tax Distribution (if any) made with respect to the Common Unit in accordance with Section 4.1(d). The Company shall make equitable adjustments to distributions as necessary to give effect to Section [6.9] of the Management Holdco LLC Agreement.

4.2              Withholding.

(a)               The Company shall withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) such amounts as the Company is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a distribution or payment to any Member and/or a Member’s distributive share of the Company’s items of gross income, income or gain.

(b)               For purposes of this Agreement, any amounts paid over by the Company for and/or in respect of any Member on or in respect of any gross or net income and/or gain allocated or allocable to such Member shall be deemed to be, and shall be treated as, for all purposes of this Agreement, an advance on distributions pursuant to Section 4.1(b), and shall reduce future distributions under Section 4.1(b). All such withholding advances shall be satisfied prior to any exchange of Paired Interests for shares of Class A Common Stock of Pubco as contemplated in the Exchange Agreement. Any amounts so withheld and/or paid over by the Company for and/or in respect of any Member on or in respect of any distributions made to such Member shall be deemed to have been (and shall be treated for all purposes of this Agreement as having been) distributed to such Member. If the amount of such taxes is greater than any such distributable or payable amounts, then, notwithstanding anything in this Agreement to the contrary, such Member and any successor to such Member’s interest shall (and notwithstanding anything to the contrary in Section 2.2) pay the amount of such excess to the Company, as a contribution to the capital of the Company within five (5) days of the Managing Member’s request.

(c)               The Company shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Managing Member with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents and any other information reasonably requested by the Company. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses (including interest and penalties) resulting from the filing of inaccurate or incomplete information or forms or otherwise relating to withholding taxes allocable to such Member.

(d)               Notwithstanding anything to the contrary contained in this Agreement, the Managing Member may condition the Company’s issuance or grant of any Units to any Person on and upon such Person first (and may cause the Company to not so issue or grant any Units until the following conditions are satisfied): (A) furnishing to the Company any certification, documentation and other information in connection with such issuance or grant; and (B) paying to the Company (or to any such one or more other Person(s) or the Internal Revenue Service or any other federal or any state, local and/or foreign tax, judicial or other governmental authority, agency, body or instrumentality), and/or making adequate provision for the payment to the Company of, any and all withholding, income and other taxes, all as (and in such amount that) the Managing Member shall determine and require in its sole and absolute discretion.

Article 5
MANAGEMENT; GOVERNANCE

5.1              Management. The Managing Member shall manage the business and affairs of the Company and shall be deemed to be a “manager” for purposes of the Act. The Managing Member shall have, to the fullest extent permitted by the Act, full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company and the Subsidiaries, to make all decisions regarding such matters and to perform any and all acts and to engage in any and all activities necessary, customary or incidental to the management of the business, affairs and properties of the Company and the Subsidiaries. The Managing Member may delegate to Members, employees, officers or agents of the Company or any of the Subsidiaries in its discretion the authority to execute on behalf of the Company and the Subsidiaries all contracts, deeds, promissory notes, mortgages, bonds, leases and all other documents, agreements and instruments. For the avoidance of doubt, notwithstanding the last sentence of Section 18-402 of the Act, no Member has the authority to bind the Company unless authorized by the Managing Member.

5.2              Fiduciary Duties.

(a)               (i) The Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the Corporation Law and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of Pubco); (ii) any member of the board of directors of the Managing Member that is an officer of the Managing Member shall, in its capacity as a director, and not in any other capacity, have the same fiduciary duties to the Managing Member as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the Corporation Law and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of Pubco); and (iii) each officer of the Company and each officer of the Managing Member shall, in their capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Members (in the case of any officer of the Company) or the Managing Member (in the case of any officer of the Managing Member) as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the Corporation Law and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of Pubco). For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the Managing Member shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any other agreement entered into in connection herewith. Each of the GA Members shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, as set forth in this Section 5.2(a), in each case so long as such GA Member meets the Ownership Minimum.

(b)               The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member, (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided, that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders. Each of the GA Members shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, set forth in this Section 5.2(b), in each case so long as such GA Member meets the Ownership Minimum.

(c)               Without the prior written consent of the GA Members (so long as the GA Members and/or their respective Affiliates continue to own any Common Units), the Managing Member will not engage in any business activity other than the direct or indirect management and ownership of the Company and the Subsidiaries, or own any assets (other than on a temporary basis or with the intention to contribute such assets to the Company or the Subsidiaries as soon as reasonably practicable) other than securities or Indebtedness of the Company and the Subsidiaries (whether directly or indirectly held), any other arrangement contemplated by Section 7.2(d) and/or any cash or other property or assets distributed by or otherwise received from the Company in accordance with this Agreement, provided that the Managing Member may take any action (including incurring its own Indebtedness) or own any asset if it determines in good faith that such actions or ownership are in the best interests of the Company.

5.3              Withdrawal of the Managing Member. Pubco may withdraw as the Managing Member and appoint as its successor at any time upon written notice to the Company (i) any wholly owned subsidiary of Pubco, (ii) any Person of which Pubco is a wholly owned subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as applicable) as Managing Member shall be effective unless Pubco (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all the Managing Member’s obligations under this Agreement and the Exchange Agreement.

5.4              Designated Person. The Members (other than the GA Members) hereby authorize the Managing Member to designate any Member or other Person to exercise the powers set forth in Section 5.5 and Section 8.4, as applicable, in respect of each such Member (the “Designated Person”).

5.5              Power of Attorney. Each Member (other than the GA Members) hereby appoints the Designated Person, and any future Designated Person, as its, his, her or their agent and attorney-in-fact, to execute and record all documents or instruments necessary to evidence the existence and term of the Company and for other purposes related to this Agreement.

5.6              Exculpation.

(a)               Subject to the duties of the Managing Member and the officers of the Company set forth in Section 5.2, to the fullest extent permitted by applicable law, no Indemnified Party in its capacity as the Managing Member, any Designated Person, the Partnership Representative or any Member, as applicable, shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, in damages or otherwise, to the Company, the Members or any of their Affiliates or any other Indemnified Party for losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to any act or omission with respect to which such Indemnified Party committed fraud, engaged in willful misconduct, willfully breached this Agreement or was grossly negligent as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction.

(b)               There shall be, and each Indemnified Party shall be entitled to, a presumption that such Indemnified Party acted in good faith. An Indemnified Party shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Party reasonably believes are within such Person’s professional or expert competence.

5.7              Indemnification.

(a)               The Company shall indemnify, defend and hold harmless (i) the Managing Member, any Designated Person or Partnership Representative, as applicable, acting in its capacity as such, (ii) each Member and any Affiliate thereof, in each case in such capacity, (iii) each officer, director, employee, stockholder, partner (limited and/or general), manager, member, consultant, agent or trustee of a Member or an Affiliate thereof, in all cases in such capacity, and (iv) each current and former officer or director of the Managing Member, Pubco (in the event Pubco is not the Managing Member), the Company or an Affiliate controlled thereby, in all cases in such capacity (the “Indemnified Parties”, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Section 5.7) against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Indemnified Party may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is as a result of an Indemnified Party not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Indemnified Party of any act that is dishonest and materially injurious to the Company or (ii) results from the breach by any Member (in such capacity) of its contractual obligations under this Agreement. If any Indemnified Party becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, other than by reason of a Indemnified Party not acting in good faith on behalf of the Company or by reason of the willful commission by such Indemnified Party of any act that is dishonest and materially injurious to the Company, the Company shall reimburse such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Indemnified Party was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than by reason of a Indemnified Party not acting in good faith on behalf of the Company or by reason of the willful commission by such Indemnified Party of any act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Indemnified Party, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Indemnified Party shall be entitled to, a rebuttable presumption that such Indemnified Party acted in good faith.

(b)               The obligations of the Company under Section 5.7(b) shall be satisfied only out of and to the extent of the Company’s assets, and no Indemnified Party shall have any personal liability on account thereof.

(c)               Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Indemnified Party to the Company or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnified Party in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Indemnified Party in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Corporation Law, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Party may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Party in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company or any Controlled Entity, as applicable, and (iii) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Indemnified Party agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.7(c), entitled to enforce this Section 5.7(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 5.7(c) as though each such Controlled Entity were the “Company” under this Agreement. The Indemnitee-Related Entities shall be third party beneficiaries of this Agreement solely for purposes of this Section 5.7(c). For purposes of this Section 5.7(c), the following terms shall have the following meanings:

(i)                 The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Indemnified Party may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii)              The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Indemnified Party shall be entitled to indemnification or advancement of Expenses from both (i) the Company or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Article 6
TRANSFER OF UNITS

6.1              Restrictions on Transfer.

(a)               Except (i) as expressly permitted by Section 6.1(b) or Section 6.2, subject to the other requirements set forth in this Article 6 or (ii) as set forth in Section 6.5, the Units, or any portion thereof, shall not be (A) transferable either voluntarily or by operation of law or (B) sold, assigned, transferred, exchanged, mortgaged, pledged, granted, hypothecated, encumbered or otherwise transferred (whether absolutely or as security), including, without limitation, (I) by means of a total return swap or other contract, or (II) a transfer of the rights to receive distributions with respect to the Units by contract or otherwise (such actions described in clauses (A) and (B), whether effected directly or indirectly, “Transfers”). Any attempt to do any of the foregoing not in accordance with this Section 6.1 shall be automatically null and void and without effect. In addition to the conditions set forth in Section 6.3 hereof, the Managing Member may place such conditions or requirements on its consent, if so granted as provided for above, as it may determine in its sole discretion.

(b)               Notwithstanding anything to the contrary in this Article 6, (i) the Exchange Agreement shall govern the exchange of Paired Interests for shares of Class A Common Stock or cash at the option of Pubco as the Managing Member of the Company, and an exchange pursuant to and in accordance with the Exchange Agreement (including with respect to any required exchanges of Paired Interests in connection with a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) pursuant to Section 2.04 thereof) shall not be considered a “Transfer” for purposes of this Agreement, (ii) a Transfer of Registrable Securities (as such term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement shall not be considered a “Transfer” for the purposes of the Agreement, and (iii) any other Transfer of shares of Class A Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

6.2              Certain Permitted Transfers. The following Transfers shall be permitted:

(a)               Any Transfer by any Member of its Units pursuant to a Pubco Offer (as such term is defined in the Exchange Agreement or Disposition Event (as such term is defined in the Certificate of Incorporation of Pubco));

(b)               Subject to Section 6.4, any Transfer by any Member of its Units to (i) an Affiliated Transferee of such Member or (ii) another Member;

(c)               Any Transfer by any Member of Units to any Transferee (i) previously approved in writing by the Company prior to the date hereof or (ii) approved in writing by the Managing Member (not to be unreasonably withheld, delayed or conditioned), it being understood that it shall be reasonable for the Managing Member to withhold such consent if the Managing Member reasonably determines that such Transfer would materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and applicable Regulations; or

(d)               Any Transfer of Units to any Management Holdco Partner in connection with (x) the exercise of any repurchase right in respect of such Units by Management Holdco pursuant to the terms of the Management Holdco LLC Agreement, (y) the exercise of any right of such Management Holdco Partner to be distributed such Units pursuant to the terms of the Management Holdco LLC Agreement (including in exchange for Management Holdco redeeming such Management Holdco Partner’s Management Holdco Interests) or (z) the liquidation, dissolution and/or winding up of Management Holdco.

6.3              Admission of Additional Members.

(a)               Subject to Section 6.3(b) hereof, additional Members of the Company may be admitted to the Company at the direction of the Managing Member in its sole and absolute discretion. In the event that any additional Members are added, this Agreement shall be construed to apply to all of the Members, and the additional Members shall be required to either: (i) enter into, ratify and approve this Agreement, which may be by execution and delivery of a joinder agreement hereto in substantially the form attached hereto as Exhibit B; or (ii) execute a new operating agreement after the Members have terminated this Agreement or otherwise in accordance with Section 6.3(b).

(b)               In connection with the Managing Member’s right to admit additional Members under this Section 6.3, the Managing Member shall be authorized to admit one or more of such additional Members to an existing class of Members, to create one or more new classes of Members in the Company, to admit one or more additional Members into such new classes, and/or to recapitalize the then outstanding Units into new class(es) of equity interests with such rights (including distribution rights) as the Managing Member shall determine, all as the Managing Member may determine in its sole discretion, including with respect to the rights (including distribution rights) of such classes. The Managing Member, without any obligation to do so, may elect to offer to one or more existing Members the opportunity to be admitted into a new class of Members, subject to this Section 6.3. Subject to the terms of Section 10.6 and this Section  6.3, the Managing Member, acting individually and without further authorization from the Members, shall have the right to further amend this Agreement to effectuate the terms of this Section  6.3, including one or more amendments (or an amendment or restatement of this Agreement) providing for the admittance of additional Members, the creation of new classes of Members, each with such rights as the Managing Member may determine (subject to the limitation set forth in the immediately preceding sentence), and the placement of additional Members into one or more classes of Members, all as the Managing Member may determine in its sole and absolute discretion.

6.4              Additional Requirements. In addition to the conditions and requirements set forth above and except as otherwise provided for in this Agreement or as otherwise agreed to by the Managing Member (in its sole discretion), no Transfer or assignment of any Units may be made unless (i) any consents required under any applicable state law are obtained; (ii) the Company is provided with an opinion of counsel acceptable to the Company, at the transferor’s expense, to the effect that the Transfer would be exempt from the registration requirements of the Securities Act of 1933, as amended, and of applicable state securities laws and would not cause the Company (or any of its successors, transferees or assignees) to be subject to the registration requirements of the Investment Company Act of 1940, as amended, or to lose the “safe harbor” exemption from such registration requirement which relates to the number of investors; and (iii) with respect to any Transfer of any Common Unit that constitutes a portion of a Paired Interest, concurrently with such Transfer, such transferor shall also Transfer to such Transferee the number of shares of Class B Common Stock constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class B Common Stock). The Managing Member may, in its discretion, waive any of the conditions of clause (i) or (ii) of the preceding sentence. No Transfer of any Units may be made if the Transfer would, in the reasonable discretion of the Managing Member, materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and applicable Regulations. For the avoidance of doubt, in addition to any restrictions on Transfer set forth in this Article 6 that may apply to such Transfer, (i) any Transfer of Units by any Member shall be subject to the restrictions on Transfer applicable thereto pursuant to the Lock-Up Agreements, the Management Holdco Equity Agreements, the Incentive Plan and/or any other agreement between such Member or any Management Holdco Partner and the Company, Pubco or any of their controlled Affiliates and (ii) any Transfer of Management Holdco Interests (as defined below) shall be subject to the restrictions on Transfer applicable thereto pursuant to the Management Holdco LLC Agreement.

6.5              Company Call Right.

(a)               In connection with any Involuntary Transfer by any Non-Pubco Member (other than a GA Member), the Company or the Managing Member may, in the Managing Member’s sole discretion, elect to purchase from such Member and/or such Transferee(s) in such Involuntary Transfer (each, a “Call Member”) any or all of the Units so Transferred, together with any shares of Pubco Common Stock constituting the remainder of any Paired Interests in which such Units were included (“Call Paired Interests”), at any time by delivery of a written notice (a “Call Notice”) to such Call Member. The Call Notice shall set forth the Call Price and the proposed closing date of such purchase of such Call Paired Interests; provided, that such closing date shall occur within ninety (90) days following the date of such Call Notice. At the closing of any such sale, in exchange for the payment by the Company or the Managing Member to such Call Members of the Call Price in cash, (i) each Call Member shall deliver its Call Paired Interests, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Company or the Managing Member, as applicable, duly executed by such Call Member and accompanied by all requisite transfer taxes, if any, (ii) such Call Paired Interests shall be free and clear of any liens and (iii) each Call Member shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Paired Interests. Following such closing, any such Call Member shall no longer be entitled to any rights in respect of its Call Paired Interests, including any distributions of the Company or Pubco thereupon (other than the payment of the Call Price at such closing), and, to the extent any such Call Member does not hold any Units thereafter, shall thereupon cease to be a Member and, to the extent any such Call Member does not hold any shares of Pubco Common Stock thereafter, shall thereupon cease to be a stockholder of Pubco.

(b)               For the purposes of this Section 6.5, “Call Price” means an amount equal to the fair market value of such Call Paired Interests (as reasonably determined by the Managing Member based on the market price of the Class A Common Stock into which such Call Paired Interests are exchangeable).

Article 7
CERTAIN OTHER AGREEMENTS

7.1              Pubco Ownership.

(a)               If at any time Pubco issues a share of Class A Common Stock or any other equity security of Pubco entitled to any economic rights (including in the IPO) (an “Economic Pubco Security”) with regard thereto, (i) the Company shall issue to Pubco one Common Unit (if Pubco issues a share of Class A Common Stock) or such other equity security of the Company (if Pubco issues an Economic Pubco Security other than Class A Common Stock) corresponding to the Economic Pubco Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any (or the assets acquired by Pubco, or one or more subsidiaries of Pubco other than the Company, with such net proceeds) shall be contributed to the Company as soon as reasonably practicable upon (A) receipt by Pubco of such net proceeds or (B) the closing of the acquisition of such assets by Pubco or one or more subsidiaries of Pubco); provided, however, that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 4.1(c), then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations; provided, further, that if Pubco issues (x) any shares of Class A Common Stock in order to purchase or fund the purchase from a Non-Pubco Member of a number of Common Units (and shares of Class B Common Stock) or to purchase or fund the purchase of shares of Class A Common Stock or (y) any Economic Pubco Security in order to purchase or fund the purchase from a Non-Pubco Member of a number of corresponding economic securities issued by the Company, in each case equal to the number of shares of Class A Common Stock or Economic Pubco Securities issued, then the Company shall not issue any new Common Units or corresponding economic securities in connection therewith and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Non-Pubco Member as consideration for such purchase).

(b)               Notwithstanding Section 7.1(a), this Article 7 shall not apply (i) to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase equity securities of Pubco under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Paired Interests for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock will be issued together with a corresponding right) or (ii) to the issuance under the Pubco Equity Plan or Pubco’s other employee benefit plans of any warrants, options or other rights to acquire equity securities of Pubco or rights or property that may be converted into or settled in equity securities of Pubco, but shall in each of the foregoing cases apply to the issuance of equity securities of Pubco in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

7.2              Restrictions on Pubco Common Stock.

(a)               Except as otherwise determined by the Managing Member in accordance with Section 7.2(d), (i) the Company may not issue any additional Common Units to Pubco or any of its subsidiaries unless substantially simultaneously therewith Pubco or such subsidiary issues or sells an equal number of shares of Class A Common Stock to another Person and (ii) the Company may not issue any other equity securities of the Company to Pubco or any of its subsidiaries unless substantially simultaneously, Pubco or such subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of equity securities of Pubco or such subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such equity securities of the Company.

(b)               Except as otherwise determined by the Managing Member in accordance with Section 7.2(d), (i) Pubco or any of its subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock (including upon forfeiture of any Unvested Common Units or the acquisition of any such shares deposited in escrow) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from Pubco an equal number of Units for the same price per security (other than when Pubco uses the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition) and (ii) Pubco or any of its subsidiaries may not redeem or repurchase any other equity securities of Pubco unless substantially simultaneously, the Company redeems or repurchases from Pubco an equal number of equity securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such equity securities of Pubco for the same price per security (other than when Pubco uses the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition). Except as otherwise determined by the Managing Member in accordance with Section 7.2(d): (x) the Company may not redeem, repurchase or otherwise acquire Common Units from Pubco or any of its subsidiaries unless substantially simultaneously Pubco or such subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof (except that if the Company cancels Common Units for no consideration as described in clause (i) above, then the price per security need not be the same) and (y) the Company may not redeem, repurchase or otherwise acquire any other equity securities of the Company from Pubco or any of its subsidiaries unless substantially simultaneously Pubco or such subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of equity securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such equity securities of Pubco (except that if the Company cancels equity securities for no consideration as described in clause (ii) above, then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to Pubco in connection with the redemption or repurchase of any shares or other equity securities of Pubco or any of its subsidiaries consists (in whole or in part) of shares or such other equity securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding Common Units or other equity securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels Common Units or other equity securities for no consideration as described in this Section 7.2(b)).

(c)               The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Common Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d)               Notwithstanding anything to the contrary in this Article 7:

(i)               if at any time the Managing Member shall determine that any debt instrument of Pubco, the Company or its Subsidiaries shall not permit Pubco or the Company to comply with the provisions of Section 7.2(a) or Section 7.2(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or other equity securities of Pubco or any of its subsidiaries or any Units, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided, that such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld, delayed or conditioned) of each of the GA Members, in each case so long as they meet the Ownership Minimum; and

(ii)              if (x) Pubco incurs any Indebtedness and desires to transfer the proceeds of such Indebtedness to the Company and (y) Pubco is unable to lend the proceeds of such Indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of Pubco, the Company or the Subsidiaries, then notwithstanding Section 7.2(a) or Section 7.2(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using non-participating preferred equity securities of the Company without complying with such provisions; provided that such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each of the GA Members, in each case so long as they meet the Ownership Minimum.

(i)              If Pubco receives a distribution pursuant to Section 4.1 and Pubco subsequently contributes any of the amounts received to the Company, the Managing Member may take any reasonable action to properly reflect the changes in the Members’ economic interests in the Company including by making appropriate adjustments to the number of Common Units held by the Members other than Pubco in order to proportionally reduce the respective Tax Allocation Percentages and Percentage Interests held by the Members other than Pubco.

(ii)            In the event any adjustment pursuant to this Agreement in the number of Common Units held by a Member results (x) in a decrease in the number of Common Units held by a Member that constitute a portion of a Paired Interest, concurrently with such decrease, such Member shall surrender the number of shares of Class B Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class B) to Pubco or (y) in an increase in the number of Common Units held by a Member that constitute a portion of a Paired Interest, concurrently with such increase, Pubco shall issue the number of shares of Class B Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class B Common Stock) to such Member.

7.3              Management Holdco.

(a)               Management Holdco has been established as a special purpose investment vehicle through which the parties to the Management Holdco Equity Agreements who, prior to Pricing, held Class B Units and who have contributed Common Units to Management Holdco (such persons, the “Management Holdco Partners”) and indirectly hold Units through the ownership of limited liability company interests in Management Holdco (“Management Holdco Interests”). In applying the provisions of this Agreement (including Article 2, Article 3, Article 4, Article 5, Article 6, Article 7 and Article 9), and in order to determine equitably the rights and obligations of Management Holdco and the Management Holdco Partners, the Managing Member, the Company and/or Management Holdco may treat (a) the Units held by Management Holdco as if they were directly held by the Management Holdco Partners having an indirect economic interest therein and (b) any Management Holdco Partner as if it were a Member with a corresponding interest in a proportionate portion of the Units owned by Management Holdco (including, in each case, for purposes of determining whether such Unit is a Vested Common Unit or Unvested Common Unit). Accordingly, upon (i) any issuance of additional Units to Management Holdco for the benefit of any Management Holdco Partner (or the occurrence of any event that causes the repurchase or forfeiture of any Units), (ii) the Transfer of Units by Management Holdco or (iii) any merger, consolidation, sale of all or substantially all of the assets of the Company, issuance of debt or other similar capital transaction of the Company (each, a “Management Holdco Action”), the Managing Member, the Company and/or Management Holdco may take any action or make any adjustment with respect to the Management Holdco Interests to replicate, as closely as possible, such Management Holdco Action (including the effects thereof), and the Members shall take all actions reasonably requested by the Managing Member in connection with any Management Holdco Action and this Section 7.3.

(b)               Notwithstanding the provisions of Section 4.1(b), the Managing Member, in its sole discretion, may authorize that cash be paid to Management Holdco (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Management Holdco’s Units to the extent that such cash payment is used by Management Holdco to redeem, repurchase or otherwise acquire from an Management Holdco Partner the Management Holdco Interests representing a corresponding indirect interest in the Units so redeemed, repurchased or otherwise acquired by the Company; provided, that the amount of cash so paid does not exceed the fair market value thereof (as determined by the Managing Member based on the market price of the Class A Common Stock into which such Units are exchangeable).

Article 8
DISSOLUTION AND LIQUIDATION

8.1              Dissolution.

(a)               The Company shall be dissolved and its affairs shall be wound up, upon the first to occur of the following: (i) the expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company; or (ii) upon the approval of the Managing Member.

(b)               Notwithstanding any other provision of this Agreement, neither the bankruptcy of any Member nor the occurrence with respect to any Member of any of the other events specified in Section 18-304 of the Act shall cause such Member to cease to be a Member and upon the occurrence of such an event (including with respect to the last Member), the Company shall continue, without dissolution.

(c)               In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 8.2 below, to the extent not inconsistent with Section 18-804 of the Act.

(d)               The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

8.2              Liquidation.

(a)               Upon dissolution of the Company in accordance with Section 8.1, the Company shall be wound up and liquidated by the Managing Member or by a liquidating manager selected by the Managing Member. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(i)                 first, to creditors, including any Member that is a creditor, in the order of priority as established by law, in satisfaction of liabilities of the Company (including, for the avoidance of doubt, liabilities of the Company under Section 4.1(c)) (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Members under the Act; and then

(ii)              second, to the setting up of any reserves in such amount and for such period as shall be necessary to make reasonable provisions for payment of all contingent, conditional or unmatured claims and obligations known to the Company and all claims and obligations known to the Company but for which the identity of the claimant is unknown; and then

(iii)            third, to be distributed to the Members in accordance with Section 4.1(b) (the amount so distributable to the Members, the “Final Distribution”), which Final Distribution may be made to the Members in cash or noncash property, with such noncash property to be treated as an amount equal to the fair market value of such noncash property as determined by a qualified independent appraiser to be selected by the Managing Member.

(b)               Immediately prior to the Final Distribution, the Capital Account balances of the Members shall be adjusted, taking into account all Capital Contributions, distributions (other than the Final Distribution), and allocations of items of Profits and Losses (including any allocable items of gross income, gain, loss, and expense includible in the computation of Profits and Losses) pursuant to Section 3.2 and Section 3.3, such that the Capital Account of each Member immediately prior to the Final Distribution equals (to the fullest extent possible) the distribution to be received by such Member pursuant to the Final Distribution.

8.3              Distributions in Cash or Noncash Property. Upon the dissolution of the Company, the Managing Member shall use all commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 8.2(a), provided that the Managing Member shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 8.2(a). Subject to the order of priorities set forth in Section 8.2(a), the Managing Member shall determine the allocation of any noncash property to be distributed among the Members, which may be in the form of (i) all or any portion of such noncash property, (ii) undivided interests as tenants in common of all or any portion of such noncash property, or (iii) a combination of the foregoing.

8.4              Certificate of Cancellation. Upon the dissolution of the Company and the completion of the liquidation and winding up of the Company’s affairs and business, the Managing Member or the Designated Person shall on behalf of the Company prepare and file a certificate of cancellation with the Secretary of State of the State of Delaware, as required by the Act. When such certificate is filed, the Company’s existence shall cease.

Article 9
ACCOUNTING, FISCAL AND TAX MATTERS

9.1              Fiscal Year. The fiscal year of the Company shall be a 52- or 53-week period ending on the Saturday closest to December 31 of each calendar year.

9.2              Method of Accounting. The Managing Member shall select a method of accounting for the Company as deemed necessary or advisable and shall keep, or cause to be kept, full and accurate records of all transactions of the Company in accordance with sound accounting principles consistently applied.

9.3              Financial Books and Records. The Managing Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Managing Member. The Company’s books of account shall be kept using the method of accounting determined by the Managing Member. The Company’s independent auditor, if any, shall be the same accounting firm that audits the books and records of Pubco (or, if such firm declines to perform such audit, by an independent public accounting firm selected by the Managing Member).

9.4              Tax Information and Elections.

(a)               The Company will furnish each Member with tax information (including an Internal Revenue Service Schedule K-1) necessary to prepare its, his or her federal, state and, if applicable, local income tax return on or before March 1 of each calendar year or as soon as reasonably practicable thereafter. If the Company cannot provide a Schedule K-1 by March 1, it shall provide tax estimates or a draft Schedule K-1 and/or the associated state-equivalent returns, as applicable, on an estimated basis by such date and, in all events, shall furnish final tax information by June 1. The Company will use commercially reasonable efforts to furnish to the Members all other necessary or otherwise reasonably requested tax information as quickly as reasonably possible following the close of the Company’s fiscal year (or at such other times as reasonably requested by a Member).

(b)               Subject to Section 1.7, the Managing Member shall be permitted to cause the Company and its Subsidiaries to make any election for U.S. federal, state, or local tax purposes, or make any other tax determinations, in each case as reasonably determined by the Managing Member; provided, however, that the Managing Member shall not take any action to revoke the election made by the Company under Section 754 of the Code.

9.5              Financial Statements, Reports, Etc. In the event neither Pubco nor the Company is subject to periodic reporting requirements under the Exchange Act, any Member (other than Management Holdco) holding, together with its Affiliated Transferees who are Members or stockholders of Pubco, at least 5% of the outstanding shares of Class A Common Stock (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including Common Units and shares of Class B Common Stock exchangeable pursuant to the Exchange Agreement)), shall be entitled to receive, upon written request to the Company, the following:

(a)               as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) an audited consolidated balance sheet of the Company as of the end of such fiscal year, together with the related consolidated statements of operations, changes in Members’ capital, and cash flows for the fiscal year then ended, prepared in accordance with GAAP by the Company and certified by a firm of independent public accountants (the “Annual Financial Statements”); and (ii) any related management letters from such accounting firm. The Annual Financial Statements shall also include comparative statements from the prior fiscal year;

(b)               as soon as available, and in any event within forty-five (45) days after the end of each quarter in each fiscal year (other than the last quarter of such fiscal year) of the Company, a quarterly consolidated balance sheet of the Company and the related consolidated statements of operations, changes in Members’ capital, and cash flows, unaudited but prepared in accordance with GAAP consistently applied by the Company (except that such unaudited financial statements need not contain all of the required footnotes and may be subject to normal, recurring year-end adjustments) and certified by the chief financial officer of the Company (the “Quarterly Financial Statements”). The Quarterly Financial Statements shall be accompanied by a quarterly management report describing the current status of the Company and its operations and prospects. The Quarterly Financial Statements shall be prepared as of the end of such quarter with consolidated statements of operations, changes in Members’ capital, and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year;

(c)               as soon as available, and in any event no later than thirty (30) days after the end of each fiscal year of the Company, (i) an annual comprehensive budget, including capital and operating expense budget, and (ii) to the extent prepared in the ordinary course of business by the Company, cash flow projections, income and loss projections and the annual business plan for the Company and the Subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a quarterly basis, and, promptly after preparation, any material revisions to any of the foregoing; and

(d)               upon request, a copy of the current Register of Members as any such Member may request from time to time.

9.6              Partnership Representative.

(a)               The “Partnership Representative” (as such term is defined under Partnership Audit Provisions) of the Company shall be selected by the Managing Member with the initial Partnership Representative being Pubco. The Partnership Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Partnership Representative. The Partnership Representative is authorized to take, and shall determine in its sole discretion whether or not the Company will take, such actions and execute and file all statements and forms on behalf of the Company that are approved by the Managing Member and are permitted or required by the applicable provisions of the Partnership Audit Provisions (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law). Each Member agrees to cooperate with the Partnership Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings.

Article 10
MISCELLANEOUS

10.1          Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members and, subject to Article 6, their respective successors and assigns.

10.2          Execution and Filing of Certificates. The Members hereby authorize the Managing Member to designate a Person to execute and file any amendments to and/or restatements of the Certificate of Formation as may be required by applicable law to be filed on behalf of the Company with the Secretary of State of the State of Delaware and any other certificates (and any amendments thereto and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

10.3          Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to conflict of laws principles. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. EACH PARTY IRREVOCABLY WAIVES, TO THE EXTENT LAWFUL, AND AGREES NOT TO ASSERT ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS SENTENCE WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES EACH IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

10.4          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such a final and non-appealable judicial determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.5          Gender. As used in this Agreement, the masculine gender shall include the feminine and the neuter, and vice versa and the singular shall include the plural.

10.6          Amendment; Waiver.

(a)               This Agreement can be amended at any time and from time to time by the Managing Member; provided, that, in addition to the approval of the Managing Member, no amendment to this Agreement may:

(i)                 without the prior written consent of the GA Members, (x) adversely modify the limited liability of any GA Member set forth in Section 2.2, Section 2.3, Section 5.6 or Section 5.7, or otherwise modify in any material respect the limited liability of any GA Member, or adversely increase the liabilities or obligations (other than de minimis liabilities or obligations) of any GA Member, (y) adversely modify the express rights of the GA Members set forth in Section 2.1(c), Section 5.2(c), Section 6.2, Section 7.2 and this Section 10.6 (in the case of clause (y), only so long as the GA Members are entitled to such express rights) or (z) modify Section 1.7 or take any action the principal purpose of which is to restrict the amounts payable pursuant to the Tax Receivable Agreement; or

(ii)              adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members.

(b)               For the avoidance of doubt (i) the Managing Member, acting alone, may amend this Agreement, including the Register of Members, (x) to reflect the admission of new Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement, (y) to effect any subdivisions or combinations of Units made in compliance with Section 7.2(c) and (z) to issue additional Common Units or any new class of Units (whether or not pari passu with the Common Units) in accordance with the terms of this Agreement and to provide that the Members being issued such new Units be entitled to the rights provided to the GA Members with respect to all or a portion of the provisions applicable thereto hereunder and any other rights that do not diminish or eliminate any of the express rights of the GA Members described in Section 10.6(a)(i)(y) and (ii) any merger, consolidation or other business combination that constitutes a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) in which the Non-Pubco Members are required to exchange all of their Paired Interests pursuant to the Exchange Agreement and receive consideration in such Disposition Event in accordance with the terms of this Agreement and the Exchange Agreement as in effect immediately prior to the consummation of such Disposition Event shall not be deemed an amendment hereof; provided, that such amendment is only effective upon consummation of such Disposition Event.

(c)               No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

10.7          Conflicts of Interest. Except to the extent otherwise expressly agreed to by a Member other than the Managing Member (or any Affiliate or, in the case of a trust, trustee or beneficiary thereof) pursuant to an employment agreement or any other agreement with the Company or any of its Affiliates to which such Member is a party, and without limiting the generality of Section 1.6, nothing in this Agreement shall be construed to limit the right of the Members (for the avoidance of doubt, other than the Managing Member) to enter into any transaction that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company or any Subsidiary and such transaction will not constitute a conflict of interest with respect to the Company, any Subsidiary or the Members. No such Member violates a duty or obligation to the Company, any Subsidiary or the Members merely because the conduct of such Members furthers the interests of such Members. Such Members may lend money to and transact other business with the Company. The rights and obligations of such Members upon lending money to or transacting business with the Company are the same as those of a Person who is not a Member, subject to other applicable law. No transaction with the Company shall be void or voidable solely because such a Member has a direct or indirect interest in the transaction. The Company and each such Member expressly acknowledge that such Members will not be obligated to inform or present to the Company, any Subsidiary or the Members any such competitive transaction or business opportunity and none of the Company, any Subsidiary or any Member will be entitled to acquire, on account of the transaction by such Member, any interest or participation in any such other competitive transaction or business opportunity. Without limiting the generality of the foregoing, the Company and each such Member expressly acknowledges and agrees that, except to the extent otherwise expressly agreed to by any such Member (or any Affiliate or, in the case of a trust, trustee or beneficiary thereof) pursuant to an employment agreement or otherwise, (a) such Members and their respective Affiliates may from time to time acquire or possess knowledge of a competitive transaction or business opportunity in which the Company or any Subsidiary could have an interest (each an “Opportunity”) and may exploit any such Opportunity or otherwise engage in or possess an interest in any business venture that is competitive with the activities of the Company or any Subsidiary, (b) neither the Company nor any Subsidiary shall have an interest in such Opportunity or expectation that such Opportunity be offered to it, any such interest or expectation being hereby renounced so that such Members and their respective Affiliates (i) shall have no duty to communicate or present any such Opportunity to the Company, any Subsidiary or any other Member, (ii) shall have the right to hold any such Opportunity for their own account, or recommend, assign or otherwise transfer such Opportunity to Persons other than the Company, any Subsidiary or any other Member and (iii) shall not be liable to the Company, any Subsidiary or any other Member for pursuing or acquiring such Opportunity for themselves, for recommending, assigning or otherwise transferring such Opportunity to another Person, for not informing or presenting such Opportunity to the Company, any Subsidiary or any other Member, or for engaging in or possessing an interest in any business venture that is competitive with the activities of the Company or any Subsidiary. For the avoidance of doubt, the duties or obligations of the Managing Member with respect to any Opportunity or other actual or potential conflict of interest shall be governed by Section 5.2.

10.8          Rights of Creditors and Third Parties. This Agreement is entered into by the Members solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute or expressly provided by this Agreement, no such creditor or third party shall have any rights under this Agreement or any other agreement between the Company and the Members, with respect to the subject matter hereof.

10.9          Counterparts. This Agreement may be executed and delivered in any number of counterparts, including delivery by facsimile or by electronic means intended to preserve the original graphic and pictorial appearance thereof, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart and this Agreement.

10.10      Certificates. Units may be certificated. The Company shall issue to each Member who so requests a certificate evidencing the Unit held by such Member. The Company shall keep, or cause to be kept, a register that will provide for the registration and transfer of Units. To the extent any Unit is certificated, the certificate evidencing such Unit shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID LIMITED LIABILITY COMPANY AGREEMENT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS AND EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AFORESAID LIMITED LIABILITY COMPANY AGREEMENT.

THIS CERTIFICATE EVIDENCES LIMITED LIABILITY COMPANY INTERESTS IN EWC VENTURES, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE IN EFFECT IN THE STATE OF DELAWARE AND THE UNIFORM COMMERCIAL CODE OF ANY OTHER RELEVANT JURISDICTION.”

10.11      Entirety. This Agreement (including the Exhibits hereto), together with the Incentive Plan and any award or similar agreements thereunder and the Reorganization Documents (collectively, the “Transaction Documents”), represents the entire agreement and understanding of the parties (and their Affiliates) with respect to the Members and their respective Units and supersedes and cancels all prior agreements, understandings, or communications, whether oral or in writing, relating to the subject matter hereof. No representation, warranty, promise, inducement, or statement of intention relating to the subject matter hereof has been made by any party hereto which is not embodied in the Transaction Documents, and no party shall be found liable for any alleged representation, warranty, promise, covenant, inducement, or statement or intention not so set forth.

10.12      Each Unit is a Security. The Company and each Member expressly acknowledge and agree that each Unit shall constitute a “security” within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (the “UCC”) (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the UCC of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and the Company hereby “opts-in” to such provisions for the purpose of the UCC. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) such provision of Article 8 of the UCC shall be controlling.

10.13      Notices.

(a)               All notices, requests, demands, claims and other communications provided for under this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service to the intended recipient at the address set forth below, (ii) facsimile or electronic mail to the facsimile number or email address of the intended recipient set forth below (provided that a copy is also sent by another permitted method), (iii) nationally recognized overnight delivery courier service to the intended recipient at the address set forth below, or (iv) registered or certified mail, return receipt requested, postage prepaid, to the intended recipient at the address set forth below:

(i)            If to the Company, at its principal place of business indicated herein, or at such other address as the Company may hereafter designate by written notice to the Members, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Matthew W. Abbott

Fax: 212-492-0403

Email: mabbott@paulweiss.com

(ii)            If to any GA Member, to such GA Member at its address set forth on the books and records of the Company, or at such other address as such GA Member may hereafter designate by written notice to the Company, in each case, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Matthew W. Abbott

Fax: 212-492-0403

Email: mabbott@paulweiss.com

(iii)          If to any other Member, to such Member at its address set forth on the books and records of the Company, or at such other address as such Member may hereafter designate by written notice to the Company.

(b)               Notices shall be deemed to have been received: (i) if given by personal delivery or by facsimile or electronic mail, on the day given, if given before 5:00 PM local time on a Business Day in the jurisdiction of the intended recipient; otherwise on the next Business Day, provided that receipt of any facsimile is confirmed by written evidence of delivery of facsimile or written acknowledgment of receipt thereof by the recipient; (ii) if given by nationally recognized overnight delivery courier service, on the date of delivery indicated in the records of such courier service; and (iii) if given by registered or certified mail, return receipt requested, postage prepaid, on the date of delivery indicated on the return receipt.

Article 11
DEFINITIONS

“Act” has the meaning set forth in the background recitals.

“Affiliate” means with respect to any Person, (i) another Person directly or indirectly controlling, controlled by, or under common control with such Person or (ii) an officer, director, manager, member, partner, or member of the immediate family of such Person. Notwithstanding the foregoing, no GA Member shall be considered an Affiliate of any portfolio company in which the direct or indirect equityholders of such GA Member or any of their affiliated investment funds have made a debt or equity investment (or vice versa).

“Affiliated Transferee” (i) in the case of any Member that is an individual, any transferee of Units of such Member that is (a) a Family Member of such Member, (b) a trust, family-partnership or estate-planning vehicle for the benefit of such Member and/or any of such Member’s Family Members, (c) a charitable institution controlled by such Member and/or such Member’s Family Members, (d) an individual mandated under a qualified domestic relations order, (e) a legal or personal representative of such Member and/or such Member’s Family Member in the event of the death or disability thereof, or (f) otherwise an Affiliate of such Member or (ii) in the case of any Member that is a corporation, partnership, limited liability company or other entity, any transferee of Units of such Member that is (w) a Family Member of the individual that controls a majority of the voting or economic interest in such Member, (x) a trust, family-partnership or estate-planning vehicle for the benefit of such individual and/or any of its Family Members, (y) otherwise an Affiliate of such Member or (z) in the case of a GA Member, any investment fund managed, sponsored, controlled or advised by, or managed accounts of, General Atlantic LLC and any successor thereto or any of its Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 9.5(a).

“Assumed Income Tax Rate” means the highest effective combined marginal U.S. federal, state and local income tax rate applicable to an individual or corporation (whichever is higher) that is resident in New York City for such taxable year (taking into account the net investment income tax under Section 1411 of the Code, to the extent applicable), taking into account the character (long-term capital gain, qualified dividend income, tax exempt income, etc.) of the taxable income in question and the deductibility of state and local income taxes as applicable at the time for U.S. federal income tax purposes (and any limitations thereon, including pursuant to Section 68 of the Code); provided, that, for administrative convenience, it shall be assumed that no portion of any state and local taxes shall be deductible for so long as the limitation set forth in Section 164(b)(6)(B) of the Code remains applicable.

“Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by law to close. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Call Member” has the meaning set forth in Section 6.5(a).

“Call Notice” has the meaning set forth in Section 6.5(a).

“Call Paired Interests” has the meaning set forth in Section 6.5(a).

“Call Price” has the meaning set forth in Section 6.5(b).

“Capital Account” has the meaning set forth in Section 3.1.

“Capital Contribution” means the amounts (in cash, property or services) actually contributed to the capital of the Company by any Member.

“Certificate of Formation” has the meaning set forth in the background recitals.

“Class A Common Stock” means Class A Common Stock, $0.00001 par value per share, of Pubco.

“Class A Units” means Class A Units (as such term was defined in the Prior Agreement), all of which have been reclassified into Common Units pursuant to the Reorganization Agreement and this Agreement.

“Class B Common Stock” means Class B Common Stock, $0.00001 par value per share, of Pubco.

“Class B Units” means Class B Units (as such term was defined in the Prior Agreement), all of which have been reclassified into Common Units pursuant to the Reorganization Agreement and this Agreement.

“Class C Units” means Class C Units (as such term was defined in the Prior Agreement), all of which have been reclassified into Common Units pursuant to the Reorganization Agreement and this Agreement.

“Class D Units” means Class D Units (as such term was defined in the Prior Agreement), all of which have been reclassified into Common Units pursuant to the Reorganization Agreement and this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a non-voting common limited liability interest in the Company.

“Company” has the meaning set forth in the preamble.

“Company Group” has the meaning set forth in Section 1.6.

“Controlled Entities” has the meaning set forth in Section 5.7(c).

“Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, depletion or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, depletion or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Person” has the meaning set forth in Section 5.4.

“Economic Pubco Security” has the meaning set forth in Section 7.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among Pubco, the Company and the holders of Common Units and shares of Class B Common Stock from time to time party thereto.

“Exempt Income” means any income and gain of the Company that is exempt from federal income tax.

“Expenses” has the meaning set forth in Section 5.7(c).

“Family Member” means any immediate family member of an individual, including parents, grandparents, lineal descendants, siblings or spouse of such individual, and lineal descendants of siblings of such individual or of such individual’s spouse.

“Final Distribution” has the meaning set forth in Section 8.2(a)(iii) hereof.

“First A&R Agreement” has the meaning set forth in the background recitals.

“GA Member” means any of (i) GAPCO AIV Interholdco (EW), L.P., (ii) General Atlantic Partners AIV (EW), L.P. or (iii) any Affiliated Transferee to whom any of them Transfers any of the Common Units.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)               The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution, as determined by the Company.

(b)               The Gross Asset Values of all Company assets shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of such assets as, and at such times, provided by Section 3.1 hereof.

(c)               The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution.

(d)               The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(e)               If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Holdco Common Units” means common limited liability company interests in Management Holdco.

“Hypothetical Liquidation Value” has the meaning set forth in Section 2.1(a).

“Incentive Plan” means the Equity Incentive Plan of Management Holdco, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which Class B Units of Management Holdco may be issued.

“Income Tax Liability” means, an amount equal to the excess of (A) the product of (i) the net taxable income allocable (or in the case of estimated payments, estimated net taxable income allocable) to the Member with the greatest proportionate allocation of taxable income attributable to its ownership of the Company, for such taxable year through the end of such period, and (ii) the Assumed Income Tax Rate, over (B) distributions previously made to such Member pursuant to Section 4.1 or Section 8.2 with respect to the taxable year. In computing taxable income or loss for purposes of Section 4.1(d), items of income, gain, loss and deduction shall be determined (i) without regard to any adjustments pursuant to Section 734 or 743 of the Code (in whole or in part), (ii) taking into account any allocations under Section 704(c) of the Code and the Treasury Regulations thereunder and (iii) taxable income and loss allocated to a Member with respect to any period prior to the IPO (whether with respect to income or loss of the Company, or income or loss of a Subsidiary of the Company) shall be disregarded and not taken into account, and no Tax Distribution shall be payable to the Members with respect thereto other than the distributions made pursuant to Section 4.1(e).

“Indebtedness” means, with respect to any Person all liabilities, obligations and indebtedness of such Person (a) for borrowed money (other than trade debt and other current liabilities or obligations incurred in the ordinary course of business); (b) evidenced by a note, bond, debenture or similar instrument; (c) created or arising under any capital lease, conditional sale, earn out or other arrangement for the deferral of purchase price of any property; (d) under letters of credit, banker’s acceptances or similar credit transactions, in each case, to the extent drawn; (e) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor, guarantor or otherwise; and (f) for interest on any of the foregoing; provided, that with respect to the Company Group, Indebtedness shall not include any of the foregoing owed (i) by the Company to a wholly owned Subsidiary or (ii) by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary.

“Indemnification Sources” has the meaning set forth in Section 5.7(c).

“Indemnified Parties” has the meaning set forth in Section 5.7(a).

“Indemnitee-Related Entities” has the meaning set forth in Section 5.7(c)(i).

“Initial Agreement” has the meaning set forth in the background recitals.

“Involuntary Transfer” means any Transfer of Units by a Member resulting from (i) any seizure under levy of attachment or execution, (ii) any bankruptcy (whether voluntary or involuntary), (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any divorce or separation agreement or a final decree of a court in a divorce action or (v) death or permanent disability.

“IPO” means the initial underwritten public offering of Pubco.

“Jointly Indemnifiable Claims” has the meaning set forth in 5.7(c)(ii).

“Lock-Up Agreements” means the Lock-Up Agreements between certain Members and Pubco.

“Management Holdco” means EWC Management Holdco, LLC, a Delaware limited liability company.

“Management Holdco Action” has the meaning set forth in Section 7.3(a).

“Management Holdco Equity Agreement” means an agreement by and between Management Holdco and those Persons who prior to the IPO held Management Holdco Class B Units.

“Management Holdco Interests” has the meaning set forth in Section 7.3(a).

“Management Holdco LLC Agreement” means the limited liability company agreement of Management Holdco, as it may be amended, restated or otherwise modified from time to time.

“Management Holdco Partners” has the meaning set forth in Section 7.3(a).

“Managing Member” means (i) Pubco so long as Pubco has not withdrawn as the Managing Member pursuant to Section 5.3 and (ii) any successor thereof appointed as Managing Member in accordance with Section 5.3.

“Members” means each of the Persons that signs this Agreement intending to be a Member or who is a transferee consented to in accordance with Section 6.1 hereof, in each case until he, she or it ceases to be a Member in accordance with this Agreement and the Act. The Persons or entities listed on Exhibit A of this Agreement are the current Members of the Company.

“Nondeductible Expenditure” means an expenditure described in Section 705(a)(2)(B) of the Code or treated as such an expenditure under Regulations Section 1.704-1(b)(2)(iv)(i).

“Non-Pubco Member” means any Member that is not a Pubco Member.

“Opportunity” has the meaning set forth in Section 10.7.

“Owned Shares” means, with respect to the GA Members, the total number of shares of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the GA Members (including, for the purposes of this definition, any Person that owns either Units or Pubco Common Stock and that otherwise qualifies under the definition of “GA Member”), in the aggregate and without duplication, as of the date of such calculation (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including Common Units and shares of Class B Common Stock exchangeable pursuant to the Exchange Agreement)).

“Ownership Minimum” means, with respect to the GA Members, if the number of its Owned Shares exceeds [_______], as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.

“Paired Interest” has the meaning set forth in the Exchange Agreement.

“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).

“Partnership Representative” has the meaning set forth in the Partnership Audit Provisions.

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Common Units owned of record thereby (excluding any Unvested Common Units) and (ii) the denominator of which is the aggregate number of Common Units issued and outstanding (excluding any Unvested Common Units). The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Pricing” means such date and time as the Board or the pricing committee thereof prices the IPO.

“Prior Agreement” has the meaning set forth in the preamble.

“Profits and Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined under the accrual method of accounting and in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a)               Any Exempt Income not otherwise taken into account shall be added to such taxable income or loss;

(b)               Any Nondeductible Expenditure not otherwise taken into account shall be subtracted from such taxable income or loss;

(c)               In the event the Gross Asset Value of any Company asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses for the Company;

(d)               Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)               In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation; and

(f)                Any special allocations described in Section 3.3 hereof shall not be taken into account.

“Properties” has the meaning set forth in Section 1.4.

“Pubco” has the meaning set forth in the background recitals.

“Pubco Common Stock” means all classes and series of common stock of Pubco, including the Class A Common Stock and Class B Common Stock.

“Pubco Equity Plan” means the European Wax Center, Inc. 2021 Omnibus Incentive Plan.

“Pubco Member” means (i) Pubco and (ii) any subsidiary of Pubco (other than the Company and its Subsidiaries) that is a Member.

“Purchase Agreements” means those Purchase Agreements, dated as of the date hereof, in each case by and among Pubco and the respective sellers party thereto.

“Quarterly Financial Statements” has the meaning set forth in Section 9.5(b).

“Register of Members” means the Register of Members kept by the Company setting forth, among other things, the name of each Member and the number of Common Units owned by such Member set forth opposite such Member’s name.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Pubco, the General Atlantic Holders (as defined therein), EWC Holdings, Inc. and the other parties thereto.

“Regulations” means the final and temporary regulations promulgated under the Code.

“Reorganization Agreement” has the meaning set forth in the background recitals.

“Reorganization Date Capital Account Balance” means the positive Capital Account balance of such Member as of immediately following the date hereof, the amount or deemed value of which is set forth on the Register of Members.

“Reorganization Documents” means this Agreement, the Reorganization Agreement, the Tax Receivable Agreement, the Exchange Agreement, the Stockholders’ Agreement, the Registration Rights Agreement, the Management Holdco Equity Agreements, the Lock-Up Agreements, the Subscription Agreement, the Purchase Agreements and the other agreements entered into pursuant to the Reorganization Agreement.

“Second A&R Agreement” has the meaning set forth in the background recitals.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the date hereof, by and among Pubco and the GA Members.

“Subscription Agreement” means the Subscription Agreement for Class B Common Stock of Pubco, dated as of the date hereof, by and between Pubco and the subscribers listed therein.

“Subsidiaries” means all Persons in which the Company owns, directly or indirectly, more than fifty percent (50%) of the capital stock or other ownership interest.

“Tax Allocation Percentages” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Common Units owned of record thereby and (ii) the denominator of which is the aggregate number of Common Units issued and outstanding. The sum of the outstanding Tax Allocation Percentages of all Members shall at all times equal 100%.

“Tax Distribution” has the meaning set forth in Section 4.1(d).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among Pubco and the parties thereto.

“Third A&R Agreement” has the meaning set forth in the background recitals.

“Transaction Documents” has the meaning set forth in Section 10.11.

“Transfers” has the meaning set forth in Section 6.1(a). The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“UCC” has the meaning set forth in Section 10.12.

“Units” means Common Units or any other class of limited liability interests in the Company designated by the Company after the date hereof in accordance with this Agreement; provided, that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the membership interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unvested Common Unit” means, on any date of determination, any Common Unit held directly or indirectly by a Member or an Management Holdco Partner that is not “vested” in accordance with the Incentive Plan and/or an Management Holdco Equity Agreement.

“Vested Common Unit” means, on any date of determination, any Common Unit held directly or indirectly by a Member or an Management Holdco Partner that is “vested” in accordance with the Incentive Plan and/or an Management Holdco Equity Agreement.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, and intending to be legally bound, the Company and each Member has signed this Agreement as of the date first written above.

EWC VENTURES, LLC

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Limited Liability Company Agreement of EWC Ventures, LLC]

IN WITNESS WHEREOF, and intending to be legally bound, the Company and each Member has signed this Agreement as of the date first written above.

[MEMBER]

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Limited Liability Company Agreement of EWC Ventures, LLC]

Exhibit A

Register of Members

[Attached]

Exhibit B

Joinder

[Attached]

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Third Amended and Restated Limited Liability Company Agreement of EWC Ventures, LLC, a Delaware limited liability company, dated as of [●], as amended, supplemented or otherwise modified in accordance with the terms thereof (the “LLC Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the LLC Agreement.

By executing and delivering this Joinder Agreement to the LLC Agreement, the undersigned hereby agrees to be admitted as [a][an] [Member][GA Member] and to become a party to, to be bound by, and to comply with the provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to such agreement as [a][an] [Member][GA Member].

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of ____________, 20__.

Signature of Member

Print Name of Member

Address of Member